Exhibit 10.41

NETSOL TECHNOLOGIES, INC.
CHARTER OF THE COMPENSATION COMMITTEE ADOPTED AS
RESTATED ON SEPTEMBER 10, 2013

I.  PURPOSE OF THE COMMITTEE

The purposes of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of NetSol Technologies, Inc. (the "Company") shall be to oversee the Company's compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans; and to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with all applicable rules and regulations.

II.  COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three (3) or more directors who qualify as independent directors ("Independent Directors") under the listing standards of The Nasdaq Stock Market, Inc. (the “Nasdaq”).  Members of the Committee shall also qualify as "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

The members of the Committee shall be determined from time to time by resolution of the Board.  Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.  No member of the Committee shall be removed except by majority vote of the Independent Directors then in office.

III.  MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Company and this Charter.  The Committee shall meet as provided by its rules, which shall be at least two times annually or more frequently as circumstances require.  The Board shall designate one member of the Committee as its Chairperson.  The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee.  A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.

The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

The Committee Chair shall have the ability to cast a tie-breaking vote in the event of a tied vote of the Committee.

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting.  The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

IV.  COMMITTEE RESPONSIBILITIES

A.  Executive Compensation

The Committee shall have the following goals and responsibilities with respect to the Company's executive compensation plans:

(a) To review at least annually the goals and objectives of the Company's executive compensation plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

(b) To review at least annually the Company's executive compensation plans in light of the Company's goals and objectives with respect to such plans, and, if the Committee deems it appropriate, adopt, or recommend to the Board the adoption of, new, or the amendment of existing, executive compensation plans.

(c) To conduct the annual evaluation by the Board of the performance of the Chief Executive Officer in light of the goals and objectives of the Company's executive compensation plans, and set his or her compensation level based on this evaluation.  In determining the long-term incentive component of the Chief Executive Officer's compensation, the Committee shall consider all relevant factors, including the Company's performance and relative stockholder return, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years.  The Chief Executive Officer of the Company may not be present during Committee deliberations on matters relating to the Chief Executive Officer's compensation. The Lead Director and the Chairperson of the Committee shall communicate the results of the Board's evaluation to the Chief Executive Officer.

(d) To evaluate annually the performance of all other executive officers of the Company in light of the goals and objectives of the Company's executive compensation plans, and set the compensation level of each based on this evaluation.  To the extent that long-term incentive compensation is a component of such officer's compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including at least the factors applicable with respect to the Chief Executive Officer.

(e) To evaluate annually the appropriate level of compensation for Board and Committee service by non-employee members of the Board.

(f) To review and approve any severance or termination arrangements to be made with any executive officer of the Company.

(g) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any executive compensation plan.

(h) To review perquisites or other personal benefits to the Company's executive officers and recommend any changes to the Board.

(i) To produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with all applicable rules and regulations.

B.  Incentive-Compensation and Equity-Based Plans

The Committee shall have the following responsibilities with respect to the Company's incentive-compensation and equity-based plans:

(a) To review at least annually the goals and objectives of the Company's incentive-compensation and equity-based plans, and amend, or recommend that the Board amend, these goals and objectives if the Committee deems it appropriate.

(b) To review at least annually the Company's incentive-compensation plans and equity-based plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

(c) To review all equity-compensation plans that are not subject to stockholder approval under the listing standards of the Nasdaq, and to approve such plans in its sole discretion.

(d) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of any incentive-compensation or equity-based plan.

C.  Other Compensation and Employee Benefit Plans

(a) To review at least annually the goals and objectives of the Company's general compensation plans and other employee benefit plans, and recommend that the Board amend these goals and objectives if the Committee deems it appropriate.

(b) To review at least annually the Company's general compensation plans and other employee benefit plans in light of the goals and objectives of these plans, and recommend that the Board amend these plans if the Committee deems it appropriate.

(c) To perform such duties and responsibilities as may be assigned to the Board or the Committee under the terms of its general compensation plans and other employee benefit plans.

V.  EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance under this Charter.  In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope.  The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following:  the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company's or the Board's policies or procedures.

VI.  INVESTIGATIONS AND STUDIES; OUTSIDE ADVISERS

The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities, and may retain, at the Company's expense, such independent counsel or other advisers as it deems necessary.  The Committee shall have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant's fees and other retention terms, such fees to be borne by the Company.